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                                                                       Exhibit 5
                    [FirstEnergy Letterhead of David Feltner]


                                                 February 22, 1999


The Cleveland Electric Illuminating Company
c/o FirstEnergy Corporation
76 South Main Street
Akron, Ohio 44308


Gentlemen:

         I am Associate General Counsel of FirstEnergy Corp. and, in such capacity, have acted as Ohio counsel to The Cleveland Electric Illuminating Company (the "Company"), a wholly owned subsidiary of FirstEnergy Corp., in connection with the proposed issue and sale of $125,000,000 aggregate principal amount of the Company's First Mortgage Bonds, 6.86% Series A due 2008 (the "Bonds") to be issued and sold under a Mortgage and Deed of Trust dated July 1, 1940 to Guaranty Trust Company of New York, as trustee, under which The Chase Manhattan Bank is successor trustee, as amended and supplemented by seventy-nine indentures supplemental thereto and as to be further supplemented by the Eightieth Supplemental Indenture dated as of _________, 1999 (the original Indenture, as so supplemented, the "Indenture"). In my capacity as such counsel, I have reviewed the following:

         (a) A copy of the Company's Amended Articles of Incorporation, as filed with the Secretary of the State of Ohio;

         (b) A copy of the Company's Regulations, certified by the Secretary of the Company;

         (c) Resolutions of the Board of Directors of the Company relating to the Bonds;

         (d) The Application filed by the Company with the Public Utilities Commission of Ohio for authority to issue and sell the Bonds;

         (e)  The Indenture;

         (f)  The proposed form of the Bonds;

         (g) The Registration Statement on Form S-4 (including the Prospectus and exhibits) relating to the Bonds and the documents incorporated by reference therein, in the form in which it is being filed with the Securities and Exchange Commission (such Registration Statement being herein called the "Registration Statement" and the Prospectus contained therein being herein called the "Prospectus"); and
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         (h) Such other documents and matters as I deem necessary to express this opinion.

         I am a member of the Bar of the State of Ohio and, for purposes of this opinion, do not hold myself out as an expert on the laws of any jurisdiction other than the State of Ohio.

         Based on the foregoing and such legal considerations as I deem relevant, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with power to authorize the issue and sale of the Bonds;

         2. The Indenture and the Bonds are in due and legal form; and

         3. Upon (a) due execution by the Company and authentication by the trustee of the Bonds as provided in the Indenture and (b) issuance and sale of the Bonds in accordance with the Registration Statement when the same shall have become effective, the Bonds will be legally issued, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

         I hereby consent (a) to the use of my name in connection with the statements made under the heading "Legal Opinions" in the Prospectus; and (b) to the filing of this opinion and consent with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                    Respectfully submitted,


                                                    /s/ David L. Feltner
                                                    --------------------
                                                    David L. Feltner

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